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                       WESTERN FOOD CENTER LEASE AGREEMENT


          THIS LEASE between:

          UNITED BANK OF DENVER NATIONAL ASSOCIATION, TRUSTEE ("Lessor"), whose address is United Bank of Denver, Trust Real Estate, One United Bank Center, Denver, Colorado 80274-0091,

and

               Coleman Natural Beef, Inc., a Colorado
               Corporation ("Lessee"), whose address is Unit
               #4, 5140 Race Court, Denver, Colorado 80216.

               In consideration of the covenants contained in this lease agreement (the "Lease"), Lessor and Lessee agree as follows:

     1. LEASE OF PREMISES. Lessor leases to Lessee for the Term, at the Basic Rent and Additional Rent, and upon all terms and conditions contained in the Lease the following real property located in the City and County of Denver, State of Colorado:

          Unit(s) # 3, 4 & 5 of the Western Food Center (the "Premises"), being first and second floor areas of the spaces where perimeters are outlined on the attached Exhibit A, located within the structure (the "Building") at 5140 Race Court, Denver, Colorado.

together  with

               (a) A right to use the enclosed common dock area of the Building jointly with other tenants of units in the Building with such reasonable allocations and rules of use as Lessor shall from time to time impose;

               (b) All existing equipment and fixtures located within the Premises or which are provided by Lessor exclusively for the benefit of the Premises; and

               (c) A right to use the parking area and yard of 5140 Race Court, Denver, Colorado jointly with other tenants of units in the Building.


     2.    TERM OF LEASE.    The term (the "Term") of this Lease shall be for
Three Years, commencing July 1, 1989 and ending on June 30, 1992.

          If for any reason Lessor cannot deliver possession of the Premises to Lessee on the commencement date of this Term, Lessor shall not be liable to Lessee for such a failure to deliver possession nor shall such a failure affect the validity of this Lease, the obligations of Lessee created by this Lease or extend the Term, provided that Lessor has acted in good faith and has exercised reasonable diligence in attempting to make the Premises available for Lessee.
In the event of any failure of Lessor to deliver possession of the Premises to Lessee at the commencement of the Term, Lessee shall not be obligated to pay either the Basic Rent or the Additional Rent until Lessor tenders possession of the premises to Lessee, and if Lessor has not delivered possession of the Premises within sixty days from the stated commencement date of the Term, Lessee may by written notice given to Lessor before possession of the Premises has been tendered cancel this Lease, in which event both Lessor and Lessee shall be discharged from all obligations created by this lease. If Lessee takes possession of the Premises prior to the stated commencement date of the Term, that possession shall be subject to all provisions of this Lease, shall not advance the termination date of the Term and Lessee shall pay Basic Rent and Additional Rent for the period of advance possession.

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           An option to extend the Term of this Lease is described in attached
Exhibit D.

     3. BASIC RENT. Lessee shall pay to Lessor as the Basic Rent for the Premises for the full Term of this Lease the sum of Three Hundred Fourteen Thousand Five-Hundred Dollars and No/100 Dollars ($314,500.00) in equal monthly installments of Nine Thousand Two Hundred and Fifty Dollars ($9,250.00), in advance, on or before the first day of each month commencing September 1, 1989.

          An installment of the Basic Rent which is for less than one month shall be a pro rata portion of the previously stated monthly installment.

          All payments of Basic Rent and Additional Rent shall be paid to Lessor at the stated business office of Lessor or to such other persons and at such other addresses as Lessor may designate in writing.

          The Basic Rent and the Additional Rent shall be paid without notice (except as provided in Section 4 with respect to invoices for items of Additional Rent), demand, set off or deduction.

     4. ADDITIONAL RENT. Lessee shall pay to Lessor as Additional Rent an amount equal to 28.85% of:

               (a) Any increase in real estate taxes or special assessments over those assessed or levied against the property know as 5140 Race Court, Denver, Colorado, for the year 1988;

               (b) Any increase in the premiums of insurance policies carried by Lessor on or in connection with the property known as 5140 Race Court, Denver, Colorado over the premiums paid by Lessor for insurance in the year 1989;

               (c) Any costs which may be incurred by Lessor in cleaning the parking area and yard at 5140 Race Court, Denver, Colorado; and

               (d) Each annual storm drainage assessment levied against 5140 Race Court, Denver, Colorado.

          Items of Additional Rent shall be due and payable within ten days of the date of Lessor's invoice.

     5. SECURITY DEPOSIT. Lessee, at the time of execution of this Lease, shall deposit with Lessor Nine Thousand Two Hundred Fifty Dollars and No/100, ($9,250.00), as security for the faithful performance by Lessee of all obligations of Lessee created by this Lease. If Lessee fails to pay any rent or other charges payable under this Lease, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any part of the security deposit for the payment of rent or other charge in defaults or for the payment of any other sum which Lessor may become obligated to pay by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer through a default by Lessee. If Lessor uses or applies all or any portion of the security deposit for any of the authorized purposes, Lessee shall within ten days after written demand from Lessor deposit with Lessor cash in an amount sufficient to restore the security deposit to the full original amount. Any failure of Lessee to restore the security deposit amount shall be a material breach of this Lease.


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          Lessor shall not be required to keep the security deposit separate from the general accounts of Lessor.

          If Lessee performs all obligations of Lessee under this Lease, the security deposit, or so much of the security deposit as has not been applied by Lessor for the authorized purposes, shall be returned to Lessee (or, at Lessor's option, to the assignee of Lessee's interest under this Lease), without payment of interest within ten days following the expiration of the Term or after Lessee has vacated the Premises, whichever is the later date. No trust relationship shall be deemed to have been created between Lessor and Lessee with respect to the security deposit.

     6. USE OF PREMISES. Lessee shall continuously use and occupy the Premises for the purpose of the processing, storage and distribution of meat products and for no other purpose without first obtaining in writing the consent of Lessor.

          Lessee shall use the Premises in a careful, safe and proper manner. Lessee shall conduct its business and control its employees, agents, invites and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb operation of the Building. Lessee shall not create any situation, including without limitation obnoxious odors, unsanitary conditions, unusual noise or litter, either within or outside the Premises. Lessee shall not receive, store or otherwise handle any product, material or merchandise that is explosive, highly flammable or otherwise hazardous.

     7. QUIET ENJOYMENT. Lessor covenants and agrees with Lessee that upon Lessee paying the Basic Rent and the Additional Rent and Lessee observing and performing all the terms, conditions and covenants of this Lease to be observed and performed by Lessee, Lessee may peaceably and quietly enjoy the Premises, subject to the terms, conditions and covenants of this Lease and the lien of the underlying encumbrance.

     8. ACCEPTANCE OF PREMISES. Taking possession of the Premises by Tenant shall conclusively establish against Tenant that the Premises were in good and satisfactory order, condition and repair when possession was taken. Tenant accepts the Premises in "as is" condition and shall be solely responsible for all costs of alteration and renovation, except for the alterations described on Exhibit B hereto which such alterations shall be at Landlord's expense.

          9.    MAINTENANCE, REPAIRS AND ALTERATIONS.

     9.1 LESSOR'S OBLIGATIONS. Subject to the provisions of section 8 and Exhibit B, and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's agents, employees, or invites (in which event Lessee shall repair the damage) and except for the failure of Lessee to keep in effect a Lessor approved maintenance and repair program throughout the Term on all refrigeration equipment, Lessor shall: (a) keep in good order, condition, and repair the foundations, exterior walls and roof of the Building; (b) replace refrigeration coils and compressors which are defective or worn out through normal use; (c) periodically clean the parking and yard areas of 5140 Race Court, Denver, Colorado; and (d) maintain the common grease trap and the existing exterior area lights.

     9.2   LESSEE'S OBLIGATIONS.  Subject to the provisions of sections 8 and
9.1 of this Lease, Lessee, at Lessee's expense, shall keep in good order, condition and repair, including but not limited to, all plumbing, heating, air conditioning, refrigeration, ventilating, electrical and lighting facilities and equipment within the Premises; all fixtures, interior walls and interior surfaces of exterior walls, ceiling, windows, doors, plate glass and skylights within the premises; all heating, air conditioning and refrigeration equipment exclusively serving the Premises located on the roof or


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other exterior portions of the Building; and all exterior dock seals and bumpers serving the Premises; within the Premises and Lessee shall keep clean and free of all litter the truck apron serving the Premises. Lessee shall enter into on the commencement of the Term and maintain throughout the Term a contract for a preventive maintenance program for the heating, air conditioning and refrigeration equipment serving the Premises with a private contractor approved by Lessor. The contract shall provide for inspection and preventive maintenance services not less frequently than every four months during the Term. All necessary repairs and replacement of parts, except for refrigeration coils and compressors, shall be at the expense of Lessee. The service contractor shall be required to prepare a written service and maintenance report immediately following each inspection and copy of each inspection and maintenance report shall be forwarded promptly to Lessor.

               If Lessee fails to perform Lessee's obligations under this section or under any other section of this Lease, Lessor may at Lessor's option enter upon the Premises after ten days' prior written notice to Lessee (except in the case of emergency, in which case no notice shall be required), perform such obligations and on Lessee's behalf and put the Premises in good order, condition and repair, and the cost of doing so, together with interest at the maximum rate then allowable by law, shall be due and payable as Additional Rent to Lessor together with Lessee's next Basic Rent Installment.

               On the last day of the Term, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of its trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall lease the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, refrigeration equipment and plumbing in a good operating condition.

     9.3 ALTERATIONS BY LESSEE. Lessee shall promptly pay for all costs and charges for work done by Lessee to the Premises and for all materials furnished for or in connection with such work. Lessee hereby indemnifies and agrees to hold Lessor, the Premises and the Building free, clear and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims and demands on account of such work. If any such lien shall at any time be filed against the Premises or the Building, Lessee shall cause such lien to be discharged of record within ten days after the filing of such lien, whether by payment, posting of a statutory surety bond with the appropriate court or otherwise. If a final judgment establishing the validity or existence of a lien for any amount is entered, Lessee shall pay and satisfy the judgment at once.
If Lessee shall fail to pay any charge for which a mechanics' lien has been filed, and such lien shall not have been discharged of record as described above Lessor may, at Lessor's option, pay such charge and related costs and interest, and the amount paid, together with reasonable attorneys' fees incurred, shall be immediately due and payable from Lessee to Lessor. Nothing contained in this Lease shall be deemed the consent or agreement of Lessor to subject Lessor's interest in the Building to liability under any mechanics' or other lien law. On the contrary (and notice is hereby given), the right and power to charge any such lien or encumbrance of any kind against Lessor or its estate is hereby expressly denied.

          At least fifteen days prior to commencement of any work, including repairs and alterations, in or to the Premises, Lessee shall give written notice to Lessor of the proposed work and the names and addresses of the persons supplying labor and materials so that Lessor may avail Lessor of the provision of statutes such as Section 38-22-105(2) of Colorado Revised Statutes (1973, as amended). During and prior to any such work on the Premises, Lessor and its agents shall have the right to go upon the Premises and to post and, keep posted


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105(2) or to take any further action that Lessor may deem to be proper for the protection of Lessor's interest in the Premises.

          10.   INSURANCE AND INDEMNIFY.

          10.1 LIABILITY INSURANCE - LESSEE. Lessee shall, at Lessee's expense, obtain and keep in force during the Term a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises and all other areas appurtenant thereto. Such insurance shall be in an amount not less than $1,000,000 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of this section 10. This limits of the insurance shall not, however, limit the liability of Lessee under this Lease.

          10.2 LIABILITY INSURANCE - LESSOR. Lessor shall obtain and keep in force during the Term a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring Lessor, but no Lessee, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto in an amount not less than $500,000 per occurrence.

          10.3 PROPERTY INSURANCE. Lessor shall obtain and keep in force during the Term a policy or policies of insurance covering loss or damage to the premises and the Building, but not Lessee's fixtures, equipment or tenant improvements, in an amount not to exceed their full replacement value, as they may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood, special extended perils ("all risk", as such term is used in the insurance industry), but not plate glass insurance. In addition, Lessor shall obtain and keep in force, during the Term, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all real estate taxes and insurance costs for said period.

          10.4 INSURANCE POLICIES. Insurance required by this section 10 shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide". Lessee shall deliver to Lessor copies of policies of liability insurance required under section 10.1 or certificates evidencing the existence and amounts of such insurance prior to taking possession of the Premises. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty days' prior written notice to Lessor. Lessee shall, at least thirty days prior to the expiration of such policies, furnish Lessor with renewals or "binders", or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in section 10.3.

          10.5 WAIVER OF SUBROGATION. Lessee and Lessor each release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under section 10.3, which perils to the negligence of Lessor or Lessee or their agents, employees, contractors or invites. Lessee and Lessor shall, upon obtaining the policies required by this Lease, give notice to the insurance carrier or carriers that the mutual waiver of subrogation is contained in this Lease.

          10.6 ENVIRONMENTAL COMPLIANCE. Tenant and its agents and employees shall use the Premises and conduct any operations thereon in compliance with all applicable federal, state and local environmental statutes, regulations, ordinances and any permits, approvals or judicial or administrative orders issued thereunder.


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          10.7  ENVIRONMENTAL HAZARDS.  Tenant covenants that:

               (a) no Hazardous Substances shall be generated, treated, stored or disposed of, or otherwise deposited in or located on the Premises, including without limitation, the surface and subsurface waters of the Premises;

               (b) no activity shall be undertaken on the Premises which would cause:

                    (i) the Premises to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise cause the Premises to be in violation of the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. 6901 ET SEQ., or any similar state law or local ordinance;

                    (ii) a release or threatened release from any source on the Premises of Hazardous Substances from the Premises within the meaning of, or otherwise cause the Premises to be in violation of, the Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), 2 U.S.C. 9601 ET SEQ., or any similar state law or local ordinance or any other environmental law; or

                    (iii) the discharge of pollutants or effluent into any water source or system, or the discharge into the air of any emissions, which would require permit under the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. 1251 ET SEQ., or the Clean Air Act ("CAA"), 42 U.S.C. 7401 ET SEQ., or any similar state law or local ordinance;

               (c) there shall be no substances or conditions in or on the Premises which may support a claim or cause of action under RCRA, CERCLA, any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements or under any common law claim relating to environmental matters, or could result in recovery by any governmental or private party of remedial or removal costs, natural resources damages, property damages, damages in personal injuries or other costs, expenses or damages, or could result in injunctive relief arising from any alleged injury or threat of injury to health, safety or the environment; and

               (d) there shall be no underground storage tanks or releases or threatened releases from such tanks located on the Premises.

     For the purposes of this lease, "Hazardous Substances" shall mean any and all hazardous or toxic substances, hazardous constituents, contaminants, wastes, pollutants or petroleum (including without limitation crude oil or any fraction thereof), including without limitation hazardous or toxic substances, pollutants and/or contaminants as such terms are defined in CERCLA or RCRA; asbestos or material containing asbestos; and PCBs, PCB articles, PCB containers, PCB article containers, PCB equipment, PCB transformers or PCB contaminated electrical equipment (as such terms are defined in Park 761 of Title 40, Code of Federal Regulations).

          10.8 CLEANUP OBLIGATION. If it is discovered that any Hazardous Substances or other materials described in paragraph 10.7 above have been deposited, released, discharged or otherwise caused to exist, on or from the Premises in violation of the provision of paragraph 10.7 above, then Tenant agrees within a reasonable time to remove, clean up or take such other remedial action with regard to such substances as may be required by applicable law or regulations. Any such remedial action shall be the sole responsibility of Tenant and shall be conducted at Tenant's sole cost and expense. If Tenant fails to commence or diligently pursue such remedial action in Landlord's sole judgment, then after notice to Tenant, Landlord may either declare an event of default under this lease and exercise any and all remedies hereunder, or cause the taking of such remedial


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action as may be required at Tenant's sole cost and expense.  Tenant grants to
Landlord and its agents and employees access to the Premises and the license to carry out such remedial action.

          10.9 ENVIRONMENTAL NOTICES. Tenant shall give Landlord prompt notice of any of the following occurrences arising with regard to the Premises or Tenant's activities thereon:

               (a) any spill, release, threatened release or other occurrence that would constitute a violation of the provisions of paragraphs 10.6 and 10.7 above;

               (b) the notification of any of the events set forth in paragraph 10.9(a) to any federal, state or local governmental agency or authority;

               (c) any notices, claims or allegations of environmental violations or contamination received from any federal, state or local governmental agency or authority or the filing or commencement of any judicial or administrative proceeding by any such agency; or

               (d) the filing or threatened filing of any judicial or administrative proceeding by any private party alleging injury or threat of injury to property, health, safety or the environment.

          10.10 INDEMNITY. (a) Lessee hereby agrees to indemnify, defend and hold harmless the Lessor and its agents, affiliates, officers, directors and employees (all of such entities and persons being referred to herein individually as an "Indemnified person" and collectively as the "Indemnified Parties") from and against any and all liability, claims, demands, actions and causes of action whatsoever (including without limitation reasonable attorneys' fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit proceeding or demand of any kind or character) to which any Indemnified Person may be subject insofar as they arise out of or relate to any alleged contamination of the Premises arising from any violation of Tenant's obligations under paragraphs 10.6 through 10.09 above.

               (b) those costs, damages, liabilities, losses, claims, expenses (including without limitation reasonable attorneys' fees and disbursements) for which the Indemnified Parties are indemnified hereunder shall be reimbursable as incurred without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, and Tenant shall pay such costs, expenses, damages, liabilities, losses, claims, expenses (including without limitation reasonable attorneys' fees and disbursements) as incurred by Landlord or other Indemnified Persons within 15 days after notice itemizing the amounts incurred to the date of such notice.

          10.11   SURVIVAL.  The obligations of Tenant set forth in paragraphs
10.6 through 10.10 above shall survive the expiration or termination of the term of this lease or the exercise by Landlord of any of its remedies hereunder.

          10.12 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury to Lessee's business or any loss of income from such business or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invites, customers, or any other person in or about the Premises or the Building, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, obstruction or other defects of Pipes, sprinklers, wires, appliances, plumbing, air conditioning, refrigeration or lighting fixtures, or from any other cause, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall


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not be liable for any damage arising from any act or neglect of any other tenant of the Building.

          11. DAMAGE OR DESTRUCTION. If the Premises or the Building shall be so damaged by fire or other casualty as to render the Premises untenantable, and if such damage shall be so great that an architect selected by Lessor shall certify in writing to Lessor and Lessee that the Premises, with the exercise of reasonable diligence (but without the payment of overtime or other premiums), cannot be made fit for occupancy within one hundred twenty days, then this Lease may be terminated by Lessor or Lessee as of the happening of the fire or other casualty by giving written notice of termination to the other within thirty days after receipt of the architect's certification. If, however, the architect shall certify that the Premises can be made tenantable within one hundred twenty days, or if neither party terminates this Lease within the specified period, then, unless this Lease is terminated as provided below, Lessor shall repair the damage with all reasonable speed, subject to delays due to adjustment of loss under insurance policies and other delays beyond Lessor's reasonable control.
In all events, Lessor shall be obligated to restore the Premises only to a building standard condition and in no event shall Lessor be required to make any repairs to or replacements of any of Lessee's furniture, furnishings, fixtures, equipment and other property. Until Lessor completes repairs necessary to make the Premises tenantable, Basic Rent and Additional Rent shall abate from the date of the casualty in proportion to the portion of the Premises that is untenantable. If the Premises shall be damaged by fire or other casualty, but not so as to render them untenantable, Lessor shall repair the Premises, but only to a building standard condition, with all reasonable speed, subject to delays as provided above.

               If more than one-third of the Building is damaged or destroyed by fire or other casualty (whether or not the Premises are affected) or the damage shall be so great that Lessor shall decide to reconstruct, rebuild or raze the Building, then Lessor may terminate this Lease upon twenty days' prior written notice to Lessee, which notice shall be given, if at all, within sixty days after the happening of such fire or other casualty. Upon any termination of this Lease pursuant to this section, Lessee shall surrender to Lessor the Premises and all interest therein of the Premises. Lessee shall pay Basic Rent and Additional Rent through the effective date of such termination, and Lessor and Lessee shall be free and discharged from all obligations arising after the effective date of such termination, except those obligations expressly state in this Lease to survive the termination of this Lease.

          12. EMINENT DOMAIN. If so much of the Premises or the Building as shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either party, exercised by written notice to the other given no later than thirty days after the surrender of possession to the condemning authority, shall cease and terminate and the rent shall be properly apportioned to the date of such taking. If so much of the Building is so taken (whether or not the Premises are affected) that, in the sole and absolute discretion of Lessor, it is not feasible or to Lessor's best interest to restore or rebuild the Building, then, and in that event, Lessor shall have the right to terminate this Lease by the surrender of possession to the condemning authority. Upon any termination of this Lease pursuant to this section, Lessee shall surrender to Lessor the premises and all interest therein under this Lease. Lessor may re-enter and take possession of the premises. Lessee shall pay Basic Rent and Additional Rent prorated through the effective date of such termination, and Lessor and Lessee shall be free and discharged from all obligations under this Lease arising after the effective date of such termination, except those obligations expressly stated in this Lease to survive the termination of this Lease. All compensation awarded or received for any taking, whether for the whole or part of the premises or the Building or otherwise, shall be the property of Lessor, whether awarded or received as


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

compensation for diminution in the value of the leasehold or to the fee of the Building or the Premises, or otherwise, and Lessee hereby assigns to Lessor all of Lessee's right, title and interest in and to any and all of such compensation.

Notwithstanding the foregoing, Lessee shall have the right to claim and recover from the taking authority, but not from Lessor and only to the extent that such separate award does not diminish any amount to which Lessor would otherwise be entitled under this Section 12, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of (i) any and all costs or loss to which Lessee might be put in removing Lessee's inventory, furniture, fixtures and equipment to a new location, (ii) the taking of personal property and fixtures owned by Lessee, or (iii) for disruption and relocation of Lessee's business.

     13. UTILITIES. Lessee shall pay for all water, wastewater, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with all taxes related to those utilities and services.

     14. ASSIGNMENT AND SUBLETTING. Lessee shall not voluntarily, by operation of law or otherwise, assign, convey, mortgage, hypothecate, encumber or otherwise transfer this Lease or any interest, sublet all or any part of the Premises, or suffer or permit the premises or any part thereof to be used by others, without the prior written consent of Lessor in each instance. Lessor may withhold such consent in its sole and absolute discretion. Any attempted transfer without Lessor's prior written consent shall be void and shall confer no rights upon any third person.

               Regardless of the consent of Lessor to any transfer, no transfer shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the Basic Rent and Additional Rent and to perform all other obligations to be performed by Lessee under this Lease. The acceptance by Lessor of Basic Rent or Additional Rent from any other person shall not be deemed to be a waiver by Lessor of any of the provisions of this section 14.

     15. HOLDOVER. If Lessee or anyone claiming under Lessee shall holdover in the Premises after the end of the Term without the express written consent of Lessor, Lessee shall be deemed to be illegally retaining possession and shall pay Lessor monthly for the entire holdover period, as liquidated damages for loss of use of the Premises, an amount equal to twice the Basic Rent payable immediately prior to the end of the Term. No such holding over and no acceptance by Lessor of payments of liquidated damages as provided in this section shall be construed to extend this lease or to constitute Lessee a tenant of the Premises on any basis whatsoever.

     16. SUBORDINATION AND ATTORNMENT. This Lease, including the covenant of quiet enjoyment, is and shall be subject and deed of trust or other encumbrances, and any and all conditions, renewals, extensions, modifications, consolidations and replacements of any or all of the foregoing, now or hereafter affecting such leases or all or any portion of the Building (except to the extent any such instrument shall expressly provide that this Lease is superior thereto). This clause shall be self-operative and no further instrument of subordination shall be required in order to effectuate it. Nevertheless, Lessee shall execute and deliver promptly any certificate or other assurance in confirmation of such subordination requested by any lessor, mortgagee or by Lessor. In the event any proceedings are brought for default under any ground or underlying lease or for the foreclosure of any mortgage, deed of trust or other encumbrance to which this lease is subject and subordinate, Lessee shall, upon request of the party succeeding to the interest of Lessor as a result of such proceedings, automatically attorn to and become the tenant of such successor in interest without change in the terms of this Lease. Lessee shall on request by and without cost to Lessor or such successor in interest, execute and deliver any instruments confirming such attornment.

     17. STATEMENT OF PERFORMANCE. Lessee shall, from time to time, within ten days after Lessor's request, deliver to Lessor a statement in recordable form certifying that

               (a)   this Lease is in full force and effect;

               (b) this Lease is unmodified, or if modified, stating any such modification;

               (c) there are no defenses or offsets to the Lease by Lessee, or stating such defenses or offsets as are claimed by Lessee; and

               (d) to Lessee's knowledge, Lessor is not in default hereunder, and no events or conditions then exist which, with the passage of time, the giving of notice, or both, would constitute a default on Lessor's part, or specifying any such defaults, events or condition, if any are claimed. Such statement shall also specify the date to which Basic Rent and Additional Rent have been paid and specify any further information about this Lease or the Premises that Landlord may reasonably request. Lessee's failure to deliver such certificate within such time shall be conclusive upon Lessee that this Lease is in full force and effect without modification except as may be represented by Lessor and that there are no uncured defaults in Lessor's performance.

          18. DEFAULT. The occurrence or existence of any one or more of the following events or circumstances shall constitute a material default by Lessee under this Lease:

               (a) Lessee shall fail to pay when due any Basic Rent or Additional Rent;

               (b)   Lessee shall vacate or abandon the Premises;

               (c) Lessee shall fail to perform or observe any other provision of this Lease to be performed or observed by Lessee and such failure continues for ten days after written notice by Lessor to Lessee (or for such period, if any, as may be reasonably required to cure such default if it is of such nature that it cannot be cured within such ten day period, provided that Lessee commences to remedy such default within such ten day period and proceeds with reasonable diligence thereafter to cure such default);

               (d) Any representation or warranty by Lessee under this Lease shall be inaccurate, incomplete or misleading in any way; or

               (e) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Lessee, or shall be taken upon or subject to any attachment at the insistence of any creditor of or claimant against Lessee, and such attachment shall not be disposed of within thirty days after the levy thereof;

               (f) Lessee or any guarantor of Lessee's obligations hereunder shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) make an assignment of all or a substantial part of its property for the benefit of creditors, (iii) apply for or consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Lessee or such guarantor's property or of the Premises or of Lessee's interest in this Lease; or (iv) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization under any bankruptcy or insolvency law or an arrangement with creditors, or take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against Lessee or such guarantor in any bankruptcy, reorganization or insolvency proceedings; or

                (g) The entry of a court order, judgment or decree without the application, approval or consent of Lessee or any guarantor of Lessee's obligations hereunder, as the case may be, approving a petition seeking reorganization of Lessee or such guarantor under any bankruptcy or insolvency law or appointing a receiver, trustee, or liquidator of Lessee or such guarantor or of all or a substantial part of Lessee's or such guarantor's property or of the premises or of Lessee's interest in this Lease, or adjudicating Lessee or such guarantor a bankrupt or insolvent, and such order, judgment or decree shall not be vacated, set aside or dismissed within thirty days from the date of entry.

          19. REMEDIES. If Lessee shall default under this Lease as set forth in section 18, Lessor shall have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following, whether or not exercised by Lessor, shall preclude the exercise of any right or remedy whether herein set forth or existing at law or equity:

               (a) Lessor shall have the right to terminate this Lease by giving Lessee written notice at any time. No act by or on behalf of Lessor, such as entry on the Premises by Lessor to perform maintenance and repairs or efforts to relet the Premises, other than giving Lessee written notice of termination, shall terminate this Lease. If Lessor gives such notice, this Lease and the Term as well as the right, title and interest of Lessee under this Lease shall wholly cease and expire in the same manner and with the same force and effect (except as to Lessee's liability) on the date specified in such notice as if such date were the expiration date of the Term without the necessity of reentry or any other act on Lessor's part, any requirement for any other act or notice by Lessor being waived by Lessee. Upon any termination of this Lease Lessee shall quit and surrender to Lessor the Premises. If this Lease is terminated, Lessee shall be and remain liable to Lessor for damages and Lessor shall be entitled to recover from Lessee as damages an amount equal to the total of: (i) all Basic Rent, Additional Rent and other sums accrued and unpaid at the time of termination of the Lease, plus interest at the legal rate; and (ii) the amount of Basic Rent, Additional Rent and all other sums that would have been payable hereunder if this Lease had not been terminated, less the net proceeds, if any, of any reletting of the Premises, after deducting all of Lessor's expenses in connection with such reletting, or alternatively, at Lessor's option, an amount equal to the present value (discounted at the rate of 8% per annum) of the balance of the Basic Rent, Additional Rent and other sums payable for the remainder of the Term after the termination date less the present value (discounted at the same rate) of the reasonable rental value of the Premises for such period (taking into account the time likely to be needed to relet the Premises), plus all of Lessor's expenses incurred in reletting (or attempting to relet) the Premises; and (iii) all of Lessor's expenses incurred in repossessing the Premises and all other amounts necessary to compensate Lessor fully for all damage caused by Lessee's default.

               (b) Lessor may, without demand or notice, reenter and take possession of the Premises, and repossess the same as of Lessor's former estate and expel Lessee and those claiming through or under Lessee, and remove the effects of any and all of any manner of trespass and without prejudice to any remedies for arrears of the Basic Rent or Additional Rent or preceding breach of covenants. If Lessor elects to so reenter, or if Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may, from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals, and upon such other conditions as Lessor may in its absolute discretion deem advisable, with the right to make alterations and repairs to the Premises. No such reentry, repossession or reletting of the Premises by Lessor shall be construed as an election of Lessor's part to terminate this Lease unless a written notice of termination is given to Lessee by Lessor. No such reentry, repossession or reletting of the Premises shall relieve Lessee of its liability and obligation under this Lease, all of which shall survive such reentry, repossession or reletting. Upon the occurrence of such reentry or repossession, Lessor shall be entitled to the amount of the monthly Base
Rent, Additional Rent and all other sums which would be payable hereunder if such reentry or repossession had not occurred, less the net proceeds, if any, of any reletting of the premises after deducting all of Lessor's expenses in connection with such reletting. Lessee shall pay such amounts to Lessor on the days on which the Basic Rent, Additional Rent and other sums due would have been payable if possession had not be retaken.

               (c) Lessor shall have the right to recover from Lessee the rents and damages provided for above by suit or suits brought from time to time without Lessor being required to wait until the expiration of the Term, or if this Lease is terminated, the date on which such expiration would have occurred. Lessor may, but shall not be obligated to, cure, at any time, without notice, any default by Lessee under this Lease; and whenever Lessor so elects, all costs and expenses incurred by Lessor in curing a default, including, without limitation, reasonable attorneys' fees, together with interest on the amount of costs and expenses so incurred at the legal rate shall be paid by Lessee to Lessor on demand, and shall be recoverable as Additional Rent. No such payment or expenditure by Lessor shall be deemed a waiver of Lessee's default nor shall it affect any other remedy of Lessor by reason of such default. As used in this Lease, the terms "reenter,"
"reentry," "take Possession," "repossess" and "repossession" are not restricted to their technical legal meaning.

          20. SIGNS. Lessee shall place no signs, poster, advertisements or the like in or on the windows, window display areas, doors or exterior of the Premises, nor upon the exterior of the Building or upon the Building grounds, without Lessor's prior written consent.

          21. PARKING. Lessee shall have the nonexclusive right to use the parking areas adjacent to the Building. Lessor shall have the right, without obligation, and from time to time, to change the number, sizes, locations, shapes and arrangements of parking areas, restrict parking of tenants or their guests to designated areas, change the level or grade of parking surfaces, and do and perform such other acts in and to such areas as Lessor, in its sole discretion, deems advisable.

          22. LESSOR'S INABILITY TO PERFORM. This Lease and Lessee's obligations under this Lease, shall not be affected or excused because of Lessor's delay or failure to perform or comply with any of Lessor's obligations for reasons beyond the reasonable control of Lessor, including, without limitation, strikes or other labor difficulties, inability to obtain necessary governmental approvals, unavailability of materials, war, riot, civil insurrection or governmental preemption in connection with a national emergency. Further, Lessor shall not be deemed to be in default in the performance of any of its obligations unless and until it has failed to perform such obligation within thirty days after receiving written notice from Lessee specifying Lessor's failure to perform; but if the nature of Lessor's obligation is such that more than thirty days are required for its performance, then Lessor shall not be deemed to be in default if it shall commence such performance within such thirty day period and thereafter diligently prosecutes to completion.

          23. PAYMENTS AFTER TERMINATION. No payments of money by Lessee to Lessor after the termination of this Lease, in any manner, or after the giving of any notice (other than a demand for payment of money) by Lessor to Lessee, shall reinstate, continue or extend the term of this Lease or make ineffective any notice given to Lessee prior to the payment of such money. After the service of notice or the commencement of a suit or after final judgment granting Lessor possession of the Premises, Lessor may receive and collect any sums of Basic Rent and Additional Rent due or any other sums due under the terms of this Lease, and the payment of such sums of money, whether as rent or otherwise, shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.

     24. NO IMPLIED SURRENDER OR WAIVER. No provisions of this Lease shall be deemed to have been waived by Lessor unless such waiver is in writing signed by Lessor. The failure of Lessor to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any rules and regulations shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Lessor of Basic Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No act or thing done by Lessor or Lessor's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Lessor. Time is of the essence hereof.

     25. NO REPRESENTATIONS BY LESSOR; ENTIRE AGREEMENT. Tenant acknowledges and agrees that it has not relied upon any statements, representations, warranties, agreements or promises with respect to this Lease, the Premises or the Building except the generality of the foregoing, Lessor and Lessor's agents have made no representations, warranties, agreements or promises with respect to the exact size of the Premises or the Building or any other tenants or types of tenants in the Building. The entire contract of the parties is contained in this Lease, and there are no promises, agreements, representations, warranties, conditions or understandings, either oral or written, between them, other than as are herein set forth.

     26. NOTICE AND BILLS. Any bill, invoice, statement, notice or demand that Lessor may desire or be required to give to Lessee shall be in writing and shall be deemed sufficiently given or rendered if delivered personally to Lessee or any of its officers, agents, employees or representatives, at the Premises or sent by certified or registered United States mail, postage prepaid, addressed to Lessee at the above set forth address of Lessee, or, after commencement of the Term, at the Premises, and any such notice or demand shall be deemed to have been given at the time when it is personally delivered or mailed. Any notice or demand by Lessee to Lessor shall be in writing and must be served by certified or registered United States mail postage prepaid, addressed to Lessor at the above set forth address of Lessor. Either party shall have the right to change its address for notice by giving notice as provided above.

     27. LESSOR DEFINED. The term "Lessor" as used in this Lease insofar as covenants or obligations on the part of Lessor are concerned, shall be limited to mean and include only the owner or future owners of the Building at the time in questions. In the event of any transfer of title to the Building, United Bank of Denver National Association, Trustee (and in the case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed; provided, however, that any funds in the hands of Lessor, or the then grantor, at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee, and any amount then due and payable to Lessee by Lessor, or the then grantor, under any provisions of this Lease, shall be paid to Lessee.

     28. MISCELLANEOUS. (a) If any provision of this Lease shall prove to be illegal, invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and in lieu of each provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and would be legal, valid and enforceable.

               (b) Except as otherwise provided, no amendment or modification of this Lease shall be valid or binding unless expressed in writing and signed by the party or parties sought to be bound thereby.

               (c) The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, distributees, executors, administrators, successors and their assigns. If there is more than one entity or person which or who are the Lessee under this Lease, the obligations imposed upon Lessee under this Lease shall be joint and several.

               (d) In the event of any litigation or other action between Lessor and Lessee to enforce any provision of this Lease or otherwise with respect to the subject matter hereof, the unsuccessful party in such litigation or other action shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein by the successful party.

               (e) Lessor shall not be liable to Lessee or any other person for any damages or injury to person or property, including, without limitation, damages for injury to or loss of Lessee's business, resulting from interruption, curtailment or cessation of any utility service, air conditioning, heat, refrigeration or parking unless willfully and wantonly caused by Lessor; nor shall the same entitle Lessee to any abatement of the Basic Rent or Additional Rent or be deemed an eviction of Lessee in whole or in part.

               (f) In the event that Lessee fails to pay when due any Basic Rent or Additional Rent, Lessee shall pay a late charge equal to 10% of the amount due, plus any attorneys' fees incurred by Lessor by reason of Lessee's delinquency. The parties agree that such late charge represents a fair and reasonable estimate of the costs and damages that Lessor will incur by reason of the late payment by Lessee, which costs and damages are extremely difficult to ascertain. The late charge shall be in addition to and not a substitute for the legal rate of interest which may be assessed pursuant to any judgment obtained in a court of law for non-payment of rent. The late charge shall not be in derogation of any other right that Lessor may assert. Additionally, Lessee shall pay a $10.00 charge for any checks written to Lessor that are returned due to insufficient funds.

               (g) The language in all parts of this Lease shall be in all cases construed according to its fair meaning, and not strictly for or against Lessor or Lessee. The caption of each section is added as a matter of convenience only and shall be considered of no effect in the construction of any provision of this Lease.

               (h) Lessee shall not record this Lease or any portion or memorandum hereof or any reference hereto. However, if requested by Lessor, Lessee shall, within ten days after request, execute a short form memorandum of Lease, in recordable form, which may, at Lessor's option, be placed of record.

               (i) Lessor shall have the right to name the Building and, from time to time, to change the name, number or designation of the Building.

               (j) The submission of this Lease by Lessor, its agent or representative for examination or execution by Lessee does not constitute an option or offer to lease the Premises or a reservation of the Premises in favor of Lessee, and this Lease shall become effective only upon the execution by Lessor and delivery of a fully executed counterpart to Lessee.

               (k) Lessee, its employees and customers shall abide by reasonable rules and regulations promulgated from time to time by Lessor for the Building.

               (l) This Lease shall be governed by and interpreted in accordance with the Laws of the State of Colorado.

      29. ADDITIONAL PROVISIONS. If there are any provisions of this Lease, in addition to those contained in this document and attached Exhibits A, B and C, those additional provisions shall be only those set forth in attached Exhibit D.

          IN WITNESS WHEREOF, Lessor and Lessee have respectively executed this Lease as of the 11th day of July, 1989.


LESSOR:                                  LESSEE:

UNITED BANK OF DENVER NATIONAL           Coleman Natural Beef, Inc., a
ASSOCIATION, TRUSTEE*                    Colorado Corporation



By  /s/  [Illegible]                     By /s/ MELVIN COLEMAN
  ----------------------------             ------------------------------
                                            Melvin Coleman
                                            President








* It is understood and agreed that United Bank of Denver National Association has executed this lease as Trustee for Denver Union Corporation Liquidating Trust. The agreements of Lessor contained herein shall only be enforceable against the equity in the property for the payment of any claim hereunder. By executing this lease, Lessee agrees to look solely to the equity in the property for the enforcement of its respective rights hereunder and lessee hereby waives any respective claim or any respective right to proceed for the enforcement of any of Lessee's rights hereunder against United Bank of Denver National Association in its personal or corporate capacity.

                                   EXHIBIT A

(Exhibit A to Western Food Center Lease Agreement dated July 11, 1989, between united Bank of Denver National Association, Trustee, and Coleman Natural Beef, Inc. a Colorado Corporation.

                             DIAGRAM OF PREMISES







WESTERN FOOD CENTER


Second Floor Areas
- ------------------




                                       [DIAGRAM]







                                                       Initials:

                                                       Lessor
                                                             -------
                                                       Lessee
                                                             -------

                                  EXHIBIT A

(Exhibit A to Western Food Center Lease Agreement dated July 11, 1989, between United Bank of Denver National Association, Trustee, and Coleman Natural Beef, Inc. a Colorado Corporation.

                             DIAGRAM OF PREMISES




WESTERN FOOD CENTER
- -------------------

a multi-tenant refrigerated food processing plant
5140 Race Court
Denver,  CO 00216



                                  [DIAGRAM]




                                                       Initials:

                                                       Lessor
                                                             -------
                                                       Lessee
                                                             -------

                                   EXHIBIT B

(Exhibit B to Western Food Center Lease Agreement dated July 11, 1989, between United Bank of Denver National Association, Trustee, and Coleman Natural Beef, Inc. a Colorado Corporation)

                       LESSOR ALTERATIONS AND ADDITIONS


Alterations to be completed by Lessee in excess of Twenty-Five Hundred Dollars ($2,500.00) shall have prior written Lessor approval. A complete set of plans and specifications shall be delivered to the permanent files of the Lessor. Lessor's prior written approval shall not be unreasonably withheld.








                                                       Initials:

                                                       Lessor
                                                             ---------
                                                       Lessee
                                                             ---------

                                  EXHIBIT C

(Exhibit C to Western Food Center Lease Agreement dated July 11, 1989, between United Bank of Denver National Association, Trustee, and Coleman Natural Beef, Inc. a Colorado Corporation.

                        ADDITIONAL LEASE PROVISIONS

"30. TERMINATION. Provided that Lessee is not in default, and that no event of default has occurred, under lease (the "Prior Lease") dated July 1, 1987, between Lessor and Lessee covering a portion of the premises, known as Units 4 and 5, currently subject to the Lease, the Prior Lease shall automatically terminate on the Commencement Date of this lease. If any such default occurs under the prior lease before the Commencement Date hereto, Lessor may terminate this Lease, and whether or not Lessor terminates this Lease, pursue any and all remedies available to Lessor under the prior lease, this Lease and at law and in equity".








                                                      Initials:

                                                      Lessor
                                                            ---------
                                                      Lessee
                                                            ---------

                                  EXHIBIT D

(Exhibit D to Western Food Center Lease Agreement dated July 11, 1989, between United Bank of Denver National Association, Trustee, and Coleman Natural Beef, Inc., a Colorado Corporation.

                       OPTION TO EXTEND TERM OF LEASE


Lessor hereby grants to Lessee, providing Lessee is not in default of the terms and conditions of this Lease for more than five (5) days,* an Option to Re-Lease ("Option to Re-Lease") the Premises for one additional Lease Term (Additional Lease Term) of three (3) years. In the event Lessee elects to exercise the option to Re-Lease, Lessee must notify Landlord in writing of such election not less than forty five (45) days and not more than ninety (90) days prior to the expiration of the Lease Term.

Upon receipt from Lessee of said notice, Lessor agrees to extend the Lease Term for an additional three (3) years beginning June 1, 1992 and ending on May 31, 1995. The basic Rent during the extended Lease Term shall be the same as the monthly Basic Rent set forth in Section 3 of this Lease but the Basic Rent shall be increased by the proportion of the United States All City Average, All Urban Consumers, Consumer Price Index changes, if any, during the thirty-six month period beginning June 1, 1989. If publication of the specified index is discontinued, then there shall be substituted for the specified index such comparable replacement cost of living index for the United States All City Average as may be published by an agency of the United States government.

Termination of the Lease prior to the expiration of the Lease Term stated in the Lease shall also terminate this Option to Re-Lease their Premises. Lessor and Lessee further agree that any assignment or subletting of the Premises shall not include an assignment or subletting of the Option to Re-Lease and that Lessee's rights under said option to Re-Lease shall be extinguished upon any assignment or subletting of the demised Premises.

* from the date Lessor notifies Lessee in writing of said default, and subject to said default reasonably being able to be cured within said period.

                     AGREEMENT TO AMEND AND EXTEND LEASE


     This Agreement to Amend and Extend Lease (the "Lease Amendment") between Norwest Bank Denver, National Association, (formerly known as United Bank of Denver National Association) Trustee ("Lessor"), and Coleman Natural Meats, Inc., a Colorado corporation (formerly known as Coleman Natural Beef, Inc., a Colorado corporation), ("Lessee").

                                  RECITALS

     1. Lessor and Lessee entered into a certain Western Food Center Lease Agreement (the "Lease") dated July 11, 1989, relating to certain real property located in the City and County of Denver, State of Colorado:


         Unit(s) #3, 4, & 5 of the Western Food Center (the "Premises"), being first and second floor areas of the spaces where perimeters are outlined on the attached Exhibit A, located within the structure (the "Building") at 5140 Race Court, Denver, Colorado 80216.

     2. Lessor and Lessee desire to amend certain provisions of the Lease as modified by the Lease Amendment.

                                  AGREEMENT

     In consideration of the covenants and recitals contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessee and Lessor hereto agree that said Lease shall be amended and extended effective January 1, 1993, as follows (all terms not defined here shall have the meaning given in the Lease):

     a) PREMISES: Western Food Center Unit #5 is deleted from said Lease and is not included in this Lease Amendment.

     Western Food Center Unit #2 is added to said Lease and is included in this Lease Amendment.

     Therefore, the only units included in this Lease Amendment are Western Food Center Units #2, #3, and #4, being first and second floor areas of the spaces where perimeters are outlined on the attached Exhibit A, located within the structure at 5140 Race Court, Denver, Colorado.

     b) TERM: The term (the "Term") of this Lease shall end December 31, 1997, ("Expiration Date").

     c) RENT: Basic Rent beginning January 1, 1993, shall be $154,800.00 per year, payable in equal monthly installments of $12,900.00.


                                                               Initial
                                                                      --------
                                                               Initial
                                                                      --------

     d) RENEWAL OPTIONS: Lessee shall have the option to nenew this Lease, as amended, for two (2) two-year periods and one (1) one-year period (the "Renewal Period", the "Second Renewal Period", and the "Third Renewal Period", respectively) on the condition that;

          i) At the time Lessee gives notice of exercise of each of its three options to renew this lease and at the time of commencement of the Renewal Period, the Second Renewal Period, and the Third Renewal Period, Lessee shall not be in default under this lease; and
         ii) Written notice of intention to renew this Lease is given to Lessor by Lessee not less than forty five (45) days nor more than ninety (90) days prior to the expiration date of (a) the initial term of the Lease, for the Renewal Period; (b) the Renewal Period, for the Second Renewal Period; and (c) the Second Renewal Period, for the Third Renewal Period.

     All of the renewal periods shall be on all of the terms and conditions of this Lease as amended and extended, except;

          (i) Lessee shall not have any further right to renew this lease beyond the Third Renewal Period.

         (ii) For purposes of this paragraph, the Consumers Price Index - All Urban Consumers, U.S. City Average - All Items (1982-1984=100) published by the Bureau of Labor Statistics of the United
              States Department of Labor shall be defined as the "CPI". The annual Basic Rent during each of the renewal periods shall be as follows:

              a)  Renewal Period Annual Basic Rent:
                  $154,800 multiplied by the quantity 1 plus the percentage CPI change from July 1992 to December 1997.

              b)  Second Renewal Period Annual Basic Rent:
                  Renewal Period Annual Basic Rent multiplied by the quantity 1 plus the percentage CPI change from December 1997 to December 1999.

              c)  Third Renewal Period Annual Basic Rent:
                  Second Renewal Period Annual Basic Rent multiplied by the quantity 1 plus the percentage CPI change from December 1999 to December 2001.

          Provided, however, that in no event shall the Basic Rent for any renewal period be decreased from the lease term or renewal period immediately preceding it.

          In the event the Bureau of Labor Statistics changes the base period from the present base period of (1982-1984=100) to another base period, the appropriate adjustments shall be made. If the the CPI is discontinued, the parties shall accept comparable statistics on the purchasing power of the consumer dollar as published at the time of said discontinuation by a responsible financial periodical or recognized authority to be then chosen by the parties. If the parties cannot agree as to comparable statistics, then comparable statistics shall be designated by three arbitrators, one to be selected by Lessor, one to be selected by Lessee and the third to be selected by

                                                               Initial
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                                                               Initial
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                                 Page 2 of 3
     the two chosen arbitrators. Within 20 days after their selection, the three arbitrators shall prepare and deliver to Lessor and Lessee a written report, signed by each arbitrator, identifying the comparable statistics to be used. The decision of a majority of the arbitrators shall be binding on Lessor and Lessee. Lessor and Lessee shall share equally the arbitrators' fees and expenses. All other expenses shall be borne by the party incurring them.

          Termination of the Lease for any reason shall serve to terminate the right of Lessee for any Renewal Options.

       (iii)  The Commencement Date of the Renewal Period will be January 1,
              1998.

              The Commencement Date of the Second Renewal Period will be January 1, 2000.

              The Commencement Date of the Third Renewal Period will be January 1, 2002.

     e)  LESSOR'S ADDRESS:  Lessor's address under the Lease is as follows:

              Norwest Bank Denver, N.A., Trustee
              c/o Norwest Investment Management and Trust
              1740 Broadway
              Denver, Colorado 80274-8691

     f) REAFFIRMATION OF THE LEASE: All other terms and conditions of the Lease shall apply during the Extended Term. The lease is expressly ratified and confirmed in all respects.

     In witness whereof, the parties have executed this Lease Amendment as of the date first set forth above.


AGREED:

LESSOR:                                 LESSEE:

Norwest Bank Denver, National           Coleman Natural Meats, Inc., a
Association, (formerly known as         Colorado corporation,
the United Bank of Denver               (formerly known as Coleman
National Association) Trustee           Natural Beef, Inc.)

By: /s/ KEN R. INGLEE                   By: /s/ MACK H. GRAVES
   ------------------------------          -------------------------------
   Ken R. Inglee                           Mack H. Graves
   Trustee Officer                         President and
                                           Chief Executive Officer


APPROVED:

By:  /s/ JOHN F. O'DEA
   ------------------------------
    John F. O'Dea


Approved For Signature:
                       --------

                             DIAGRAM OF PREMISES

Western Food Center
- -------------------
a multi-tenant refrigerated food processing plant
5140 Race Court
Denver, CO 80216


                                 FIRST FLOOR




                                   [DIAGRAM]






                                 SECOND FLOOR




                                   [DIAGRAM]




                                                      Initial
                                                             --------
                                                      Initial
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


                       SECOND AGREEMENT TO AMEND LEASE

     This Agreement to Amend Lease (the "Second Lease Amendment") between Norwest Bank Denver, National Association, (formerly known as United Bank of Denver National Association) Trustee ("Lessor"), and Coleman Natural Meats, Inc., a Colorado corporation (formerly known as Coleman Natural Beef, Inc., Colorado corporation), ("Lessee").

                                  RECITALS

     1. Lessor and Lessee entered into a certain Western Food Center Lease Agreement (the "Lease") dated July 11, 1983, and an Agreement to Amend and Extend Lease with an effective date of January 1, 1993, relating to certain real property located in the City and County of Denver, State of Colorado:

         Unit(s) #2, 3, & 4 of the Western Food Center (the "Premises"), being first and second floor areas of the spaces where perimeters are outlined on the attached Exhibit A, located within the structure (the "Building") at 5140 Race Court, Denver, Colorado 80216.

     2. Lessor and Lessee desire to further amend certain provisions of the Lease as modified by the Second Lease Amendment.

                                  AGREEMENT

     In consideration of the covenants and recitals contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessee and Lessor hereto agree that said Lease shall be amended effective June 1, 1996, as follows (all terms not defined here shall have the meaning given in the Lease):

     (a) PREMISES: Western Food Center Unit #5 is added to said Lease and is included in this Second Lease Amendment.

     Therefore, the only units included in this Second Lease Amendment are Western Food Center Units #2, #3, #4, and #5, being first and second floor areas of the spaces where perimeters are outlined on the attached Exhibit A located within the structure at 5140 Race Court, Denver, Colorado.

     (b) CONDITIONS PRECEDENT: The effective date of the Second Lease Amendment is subject to Unit #5 being vacated by the current lessee. In the event that Unit #5 has not been vacated by the current lessee by June 1, 1996, then the effective date of this Second Lease Amendment shall be delayed until Lessor can deliver occupancy of Unit #5 to Lessee.

     (c) RENT: Basic Rent beginning June 1, 1996, or in the event of a delay, on the effective date as described in Section 2(b) above, shall be $184,800.00 per year, payable in equal monthly installments of $15,400.00.

     (d) RENEWAL OPTIONS: The amount described in the Agreement to Amend and Extend Lease paragraph d)(ii)a) shall be increased from $154,800 to $184,800.

     (e) REAFFIRMATION OF THE LEASE: All other terms and conditions of the Lease and Lease Amendment shall apply during the Term of the Lease. The Lease is expressly ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties have executed this Second Lease Amendment as of the date first set above.

AGREED:

LESSOR:                                 LESSEE:

Norwest Bank Denver, National           Coleman Natural Meats, a Colorado
Association, (formerly known as         corporation (formerly known as
the United Bank of Denver               Coleman Natural Beef, Inc.)
National Association) Trustee

By:                                     By: /s/   LEE ARST
   ----------------------------            ----------------------------

Title:                                  Title: President/CEO
      -------------------------               -------------------------

APPROVED:

By:
   ---------------------------
    John F. Dea